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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 33-45491, 333-106330, 333-39738 and 333-66426 of Public
Service Enterprise Group Incorporated (the "Company") on Form S-8 and Registration Statement Nos. 33-49123, 333-47714, 333-86372, and 333-101400 of
the Company on Form S-3 of our report dated February 17, 2004 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 2, the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" described in Note 3), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey

February 25, 2004